Exhibit 23.1 - Consent of Madsen &Associates, CPA’s Inc.

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

March 26, 2007

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:     Form SB-2A Registration Statement
          Vista Dorada Corp. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2A Registration Statement the following:

Our report to the Board of Directors of Vista Dorada Corp. dated March 23, 2007 on the financial statements of the Company as at December 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the four months ended December 31, 2006 and from the period from August 25, 2006 (date of inception) to December 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.